Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 assumes the business combination between Rovi Corporation (“Rovi” or the “Company”) and Fanhattan, Inc. (“Fanhattan”) occurred on January 1, 2013. The unaudited pro forma condensed combined balance sheet as of September 30, 2014, assumes the acquisition of Fanhattan had been completed on September 30, 2014. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Rovi and Fanhattan. There were no significant intercompany balances or transactions between Rovi and Fanhattan as of the dates and for the periods presented in these unaudited pro forma condensed combined financial statements. Certain reclassification adjustments have been made to conform Fanhattan’s historical reported balances to the unaudited pro forma condensed combined financial statement’s basis of presentation.

The acquisition is reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) Topic 805 “Business Combinations” (ASC 805). Under the acquisition method, the total estimated purchase price of the acquired company is allocated to the assets acquired and the liabilities assumed based on their fair values. Rovi has made significant estimates and assumptions in determining the preliminary allocation of the purchase price in the unaudited pro forma condensed combined financial statements. These estimates are based on key assumptions of the acquisition. Due to the fact that the unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented. The allocation of purchase consideration is subject to change based on further review of the fair value of the assets acquired and liabilities assumed.

The unaudited pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition and also do not include any integration costs that may be incurred.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2014

(in thousands)

	Historical
	Rovi	Fanhattan	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$165,599	$1,034	$(9,800	) (a)	$156,833
Short-term investments	226,997	—	—		226,997
Trade accounts receivable, net	77,361	3	—		77,364
Taxes receivable	612	—	—		612
Deferred tax assets, net	9,172	—	—		9,172
Prepaid expenses and other current assets	12,628	343	—		12,971

Total current assets	492,369	1,380	(9,800)		483,949
Long-term marketable investment securities	127,042	—	—		127,042
Property and equipment, net	32,061	666	—		32,727
Finite-lived intangible assets, net	477,949	67	5,033	(b)	483,049
Long-term deferred tax assets, net	1,735	—	—		1,735
Other assets	15,187	105	—		15,292
Goodwill	1,337,600	—	5,106	(c)	1,342,706

Total assets	$2,483,943	$2,218	$339		$2,486,500

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$72,599	$356	$2,750	(d)	$75,705
Deferred revenue	18,653	—	—		18,653
Current portion of long-term debt	298,786	1,500	(1,500	) (e)	298,786

Total current liabilities	390,038	1,856	1,250		393,144
Taxes payable, less current portion	9,730	—	—		9,730
Long-term debt, less current portion	806,167	—	—		806,167
Deferred revenue, less current portion	17,732	—	—		17,732
Long-term deferred tax liabilities, net	69,817	—	—		69,817
Other non current liabilities	15,084	1	—		15,085

Total liabilities	1,308,568	1,857	1,250		1,311,675

Convertible preferred stock	—	24,566	(24,566	) (f)	—

Stockholders’ equity:
Common stock and additional paid-in capital	2,328,739	3,119	(3,119	) (g)	2,328,739
Treasury stock	(939,833)	—	—		(939,833)
Accumulated other comprehensive loss	(4,179)	—	—		(4,179)
Accumulated deficit	(209,352)	(27,324)	26,774	(h)	(209,902)

Total stockholders’ equity	1,175,375	(24,205)	23,655		1,174,825

Total liabilities and stockholders’ equity	$2,483,943	$2,218	$339		$2,486,500

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

(in thousands, except per share data)

	Historical
				Pro Forma		Pro Forma
	Rovi	Fanhattan	Reclassifications	Adjustments		Combined

Revenues	$408,094	$7		$—		$408,101
Costs and expenses:
Cost of revenues	78,258	1,092		—		79,350
Research and development	79,859	—	4,093	—		83,952
Selling, general and administrative	109,291	—	3,738	—		113,029
Depreciation	13,207	375		—		13,582
Amortization of intangible assets	58,178	31		1,469	(i)	59,678
Restructuring and asset impairment charges	8,404	—		—		8,404
Gain on sale of patents	(500)	—		—		(500)
Salaries and benefits		5,770	(5,770)	—		—
Professional services and consulting fees		762	(762)	—		—
Other operating expenses		1,299	(1,299)	—		—

Total costs and expenses	346,697	9,329	—	1,469		357,495

Operating income (loss) from continuing operations	61,397	(9,322)	—	(1,469)		50,606
Interest expense	(40,721)	(22)		22	(j)	(40,721)
Interest income and other, net	1,835	—		(22	) (k)	1,813
Debt modification expense	(3,775)	—		—		(3,775)
Loss on interest rate swaps and caps, net	(7,565)	—		—		(7,565)
Loss on debt redemption	(5,159)	—		—		(5,159)

Income (loss) from continuing operations before income taxes	6,012	(9,344)	—	(1,469)		(4,801)
Income tax expense	13,658	15		—		13,673

Loss from continuing operations, net of tax	$(7,646)	$(9,359)	$—	$(1,469)		$(18,474)

Basic loss per share from continuing operations	$(0.08)					$(0.20)

Diluted loss per share from continuing operations	$(0.08)					$(0.20)

Shares used in computing basic net earnings per share	91,975					91,975

Shares used in computing diluted net earnings per share	91,975					91,975

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands, except per share data)

	Historical
				Pro Forma		Pro Forma
	Rovi	Fanhattan	Reclassifications	Adjustments		Combined

Revenues	$538,067	$157		$—		$538,224
Costs and expenses:
Cost of revenues	92,729	202		—		92,931
Research and development	112,760	—	7,304	—		120,064
Selling, general and administrative	151,325	—	6,474	—		157,799
Depreciation	16,871	399		—		17,270
Amortization of intangible assets	74,413	40		1,960	(i)	76,413
Restructuring and asset impairment charges	7,638	—		—		7,638
Salaries and benefits	—	8,462	(8,462)	—		—
Professional services and consulting fees	—	3,045	(3,045)	—		—
Other operating expenses	—	2,271	(2,271)	—		—

Total costs and expenses	455,736	14,419	—	1,960		472,115

Operating income (loss) from continuing operations	82,331	(14,262)	—	(1,960)		66,109
Interest expense	(62,019)	—		—		(62,019)
Interest income and other, net	2,799	(13)		(29	) (k)	2,757
Debt modification expense	(1,351)	—		—		(1,351)
Income on interest rate swaps and caps, net	2,898	—		—		2,898
Loss on debt redemption	(2,761)	—		—		(2,761)

Income (loss) from continuing operations before income taxes	21,897	(14,275)	—	(1,989)		5,633
Income tax expense	1,540	4		—		1,544

Income (loss) from continuing operations, net of tax	$20,357	$(14,279)	$—	$(1,989)		$4,089

Basic income per share from continuing operations	$0.21					$0.04

Diluted income per share from continuing operations	$0.21					$0.04

Shares used in computing basic net earnings per share	98,371					98,371

Shares used in computing diluted net earnings per share	99,092					99,092

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Description of the Transaction

On October 31, 2014, Rovi Corporation (“Rovi” or the “Company”) acquired Fanhattan, Inc., for $12 million in cash.

2.	Basis of Presentation

The acquisition is reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method in accordance with ASC 805. Under the acquisition method, the total estimated purchase price of the acquired company is allocated to the assets acquired and the liabilities assumed based on their fair values. The Company has made significant estimates and assumptions in determining the preliminary allocation of the purchase price in the unaudited pro forma condensed combined financial statements. Due to the fact that the unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented. The preliminary allocation of purchase consideration is subject to change based on further review of the fair value of the assets acquired and liabilities assumed.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013, assumes the business combination between Rovi and Fanhattan occurred on January 1, 2013. The unaudited pro forma condensed combined balance sheet as of September 30, 2014, assumes the acquisition of Fanhattan had been completed on September 30, 2014. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Rovi and Fanhattan. The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition and also do not include any integration costs that may be incurred.

Certain reclassification adjustments have been made to conform Fanhattan’s historical reported balances to the unaudited pro forma condensed combined financial statement’s basis of presentation. The adjustments were primarily to reclassify depreciation, amortization of purchased intangibles and to reclassify certain costs between cost of revenues, research and development and selling, general and administrative to be consistent with Rovi’s presentation.

3.	Purchase Price

The purchase price is $12.0 million.

4.	Preliminary Allocation of Purchase Price

As discussed in Note 2, the Company has made a preliminary allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates the actual amounts recorded for the acquisition may differ from the information presented. A final determination of fair values will be based on the assets acquired and the liabilities assumed at the completion of the acquisition.

The Company’s preliminary purchase price allocation is as follows (in thousands):

	Weighted Average Estimated Useful Life (In Years)
Cash and cash equivalents			$1,034
Trade accounts receivable			3
Property and equipment			666
Goodwill			5,106

Identifiable intangible assets:
Developed technology	3	$3,300
Non-compete agreements	2	1,800

Total identifiable intangible assets			5,100
Prepaid and other assets			448
Accounts payable and other liabilities			(357)

Total purchase price			$12,000

Identifiable intangible assets. Developed technology relates to Fanhattan’s cloud based guidance products. The non-compete agreements relate to agreements entered into with certain Fanhattan employees.

The estimated fair value of the developed technology was determined using the excess earnings method with a discount rate of 25%. The estimated fair value of the non-compete agreements was determined by performing a with or without analysis using a discount rate of 45%. The Company did not record any in process research and development assets as Fanhattan’s major technology projects are either substantially complete or primarily represent improvements and additional functionality to existing products for which a substantial risk of completion does not exist.

Goodwill Approximately $5.1 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets. In accordance with FASB ASC Topic 350, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management of the Company determines that the value of goodwill has become impaired, the Company will incur an accounting charge for the amount of impairment during the quarter in which the determination is made. The Fanhattan acquisition enables the Company to deliver a broader range of cloud based discover solutions and expand its engineering talent base. The Company believes these factors support the amount of goodwill recorded.

5.	Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the offer and the merger and has been prepared for informational purposes only. The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of Rovi and Fanhattan and should be read in conjunction with the historical financial statements of Rovi and Fanhattan.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results of Rovi and Fanhattan. The reclassification column represents adjustments which were made to Fanhattan’s historical reported balances to conform them to the unaudited pro forma condensed combined financial statement’s basis of presentation.

There were no significant intercompany balances or transactions between Rovi and Fanhattan as of the dates and for the periods of these unaudited pro forma combined financial statements.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows (in thousands of dollars):

(a)	Adjustments to cash:
	To reflect cash used to purchase Fanhattan	$(9,800)

(b)	Adjustments to acquired intangibles assets, net:
	To eliminate Fanhattan’s historical acquired intangible assets	$(67)
	To record the fair value of Fanhattan identifiable intangible assets	5,100

		$5,033

(c)	Adjustments to goodwill:
	To record estimate of goodwill from Rovi’s acquisition of Fanhattan	$5,106

(d)	Adjustments to accounts payable and accrued expenses:
	To record Rovi’s remaining estimated transaction fees	$550
	To record portion of purchase price payable at conclusion of the holdback period	2,200

		$2,750

(e)	Adjustments to current portion of long-term debt:
	To eliminate Fanhattan’s debt which was repaid as part of the acquisition	$(1,500)

(f)	Adjustments to convertible preferred stock:
	To eliminate Fanhattan’s historical preferred stock	$(24,566)

(g)	Adjustments to common stock and additional paid-in capital:
	To eliminate Fanhattan’s historical common stock and additional paid-in capital	$(3,119)

(h)	Adjustments to accumulated deficit:
	To eliminate Fanhattan’s historical accumulated deficit	$27,324
	To record Rovi’s remaining transaction costs which relate directly to the transaction; however, because of the nonrecurring nature of these expenses they have not been reflected in the unaudited pro forma condensed combined statement of operations presented herein	(550)

		$26,774

(i)	Adjustments to amortization of intangibles from acquisitions:

	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
To eliminate Fanhattan’s historical amortization	$(31)	$(40)
To record amortization of identified intangibles acquired from Fanhattan	1,500	2,000

	$1,469	$1,960

(j)	Adjustments to interest expense:
	To remove 2014 interest expense related to convertible notes that were repaid as part of the acquisition	$22

(k)	Adjustments to interest income and other, net:

	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
To reflect forgone interest as a result of cash and investments used to fund the acquisition	$(22)	$(29)

6.	Pro Forma Income (Loss) from Continuing Operations Per Share

Shares used in computing pro forma combined basic and diluted earnings per share are based on the weighted average outstanding shares of Rovi common stock for the periods presented. Dilutive potential common shares have been included only if they have a dilutive effect on earnings per share.